EP MedSystems, Inc.
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[GRAPHIC OMITTED][GRAPHIC OMITTED]                                 EXHIBIT 5.1

Heller Ehrman White & McAuliffe llp   120 West 45th Street   New York, NY
10036-4041   www.hewm.com
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New York  Washington, D.C.   Madison, WI  San Francisco   Silicon Valley
Los Angeles  San Diego  Seattle  Portland Anchorage

Hong Kong Singapore   Affiliated Offices:   Milan Paris Rome

January 21, 2004                                              40036-0001


EP MedSystems, Inc.
575 Route 73 North, Building D
West Berlin, NJ  08901
         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to EP MedSystems, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offering of up to 3,200,000 shares of common stock of the Company, no par value per share (the "Shares"), by certain shareholders of the Company (the "Selling Shareholders") as required by a registration rights agreement dated as of December 26, 2003 in connection with a private placement to the Selling Shareholders. All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

     In our capacity as counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, By-laws, as amended, resolutions of the Board of Directors of the Company and such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.

     In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties in the certificates of certain officers of the Company and upon the accuracy of the statements contained in the Registration Statement and in certificates of public officials referred to above.

     The laws covered by the opinions expressed herein are limited to (a) the federal law of the United States and (b) the New Jersey Business Corporation Act.

     This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

     We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) the reference under the caption "Legal Matters" in the prospectus contained within the Registration Statement to our firm as the legal counsel that has passed upon the validity of the Shares to be offered pursuant to the Registration Statement.

     This is a legal opinion only and not a guaranty or warranty of the matters discussed herein. It is understood that this opinion speaks as of the date given and is limited to the laws in effect as of the date hereof and we undertake no obligation to update this opinion (including, without limitation, by reason of any events or circumstances, including changes in law, occurring) or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or the prospectus.

                                   Very truly yours,

                                   s/ Heller Ehrman White & McAuliffe LLP

                                   Heller Ehrman White & McAuliffe LLP